Exhibit 5.1

SIDLEY AUSTIN LLP 1001 BRICKELL BAY DRIVE SUITE 900 MIAMI, FL 33131 +1 305 391 5100 +1 305 391 5101 FAX AMERICA ASIA PACIFIC EUROPE

May 8, 2025
OppFi Inc.
130 E. Randolph Street, Suite 3400
Chicago, Illinois 60601
Re:    Registration on Form S-8 for the OppFi Inc. 2021 Equity Incentive Plan and OppFi Inc. 2021 Employee Stock Purchase Plan

Ladies and Gentlemen:
We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by OppFi Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 4,311,272 shares (the “Incentive Plan Shares”) of the Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company to be issued under the OppFi Inc. 2021 Equity Incentive Plan, as amended (the “Equity Incentive Plan”), and an additional 220,360 shares (together with the Incentive Plan Shares, the “Registered Shares”) of Common Stock of the Company to be issued under the OppFi Inc. 2021 Employee Stock Purchase Plan (the “ESPP”, and together with the Equity Incentive Plan, the “Plans”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
We have examined the Registration Statement, the Company’s certificate of incorporation, the Plans, the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plans and the resolutions adopted by the stockholders of the Company relating to the Plans. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the

OppFi Inc.
May 8, 2025

original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.
Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the applicable Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the applicable Plan; and (iii) certificates representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the applicable Plan.
This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP